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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1996 included in the Liberty Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by Form 10-K/A filed June 28, 1996) and to all references to our Firm included in this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

                                                             ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
   February 17, 1997